CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated September 12, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-26229 and 811-08201) of Alliance Greater China '97 Fund, Inc.





                                      ERNST & YOUNG LLP

New York, New York
October 25, 2002


00250.0235 #357399